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                                                               Exhibit 21.01

                    SUBSIDIARIES OF COMSHARE, INCORPORATED

   SUBSIDIARIES OF REGISTRANT (A)                            INCORPORATED In
   ------------------------------                            ---------------
Comshare Limited                                             Canada

Comshare International BV (CIBV)                             Netherlands

 Comshare Holdings Unlimited                                 United Kingdom

  Comshare Limited                                           United Kingdom

   Comshare International Limited                            United Kingdom

   Comshare, GmbH                                            Germany

   Comshare SA                                               France

   Comshare (Ireland) Limited                                Ireland

  Comshare BV                                                Netherlands

   Comshare (Belgium) BV                                     Netherlands

    Comshare Belgium, S.A.                                   Belgium

CSI International Holdings, Inc,                             Delaware

 Comshare Australia Pty., Ltd.                               Australia

CS Holdings, Inc.                                            Delaware

 Comshare Scandanavia ApS                                    Denmark



(a) All subsidiaries are wholly owned by their immediate parent.